UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2020

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5959 Las Colinas Boulevard, Irving, Texas 75039-2298

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 940-6000

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Name of Each Exchange
Title of Each Class	Trading Symbol	on Which Registered
Common Stock, without par value	XOM	New York Stock Exchange
0.142% Notes due 2024	XOM24B	New York Stock Exchange
0.524% Notes due 2028	XOM28	New York Stock Exchange
0.835% Notes due 2032	XOM32	New York Stock Exchange
1.408% Notes due 2039	XOM39A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Exxon Mobil Corporation (“ExxonMobil”) has received notice of an unsolicited “mini-tender” offer by Ponos Industries LLC (“Ponos”) to purchase up to 1,000,000 shares of ExxonMobil’s common stock at an offer price of $48.00 per share. The shares subject to Ponos’ offer represent approximately 0.024 percent of the shares outstanding as of the date of the offer.

On July 28, 2020, ExxonMobil issued the press release attached to this Report as Exhibit 99, informing its shareholders that ExxonMobil does not endorse Ponos’ unsolicited mini-tender offer and recommending that shareholders do not tender their shares. Shareholders who have already tendered their shares may withdraw them at any time prior to the expiration of the offer, in accordance with Ponos’ offering documents. The offer is currently scheduled to expire at 1:00 p.m., New York City time, on Friday, November 27, 2020, but Ponos may extend the offering period at its discretion. ExxonMobil is not affiliated or associated in any way with Ponos, its mini-tender offer or the offer documentation.

Additional information concerning mini-tenders is included in the attached press release.

INDEX TO EXHIBITS

Exhibit No.	Description

99	News Release

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date: July 28, 2020	By:	/s/ DAVID S. ROSENTHAL
David S. Rosenthal
Vice President and Controller
(Principal Accounting Officer)